FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ELECTS DOUG KROSKE TO BOARD OF DIRECTORS

Franklin, North Carolina, October 31, 2017 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), the holding company for Entegra Bank (the “Bank”), announced that Douglas (“Doug”) Kroske has been elected to the Boards of Directors of the Company and the Bank. The Company also announced that Stan M. Jeffress will be retiring as a director of the Company and the Bank effective December 31, 2017. Mr. Jeffress, who served as the Bank’s Chief Financial Officer from September 1994 until his retirement in January 2009, has been a director since January 2008.

Mr. Kroske is a Chartered Financial Analyst and a private investor following a 34 year career with Liberty Life Insurance Company/RBC Liberty Insurance. He started his history with Liberty Life Insurance Company as a Securities Analyst, then became a Portfolio Manager and was named President of Liberty Capital Advisors (an SEC registered investment advisory firm) in 1987. After an acquisition by the Royal Bank of Canada in 1999, Mr. Kroske became Vice President and Chief Investment Officer of RBC Liberty Insurance where his duties included the oversight of all investments. He remained in that role until RBC Liberty Insurance was sold in 2011.

Mr. Kroske, age 64, is considered an independent director pursuant to the rules and listing standards of The NASDAQ Global Market. His expertise also qualifies him as an “audit committee financial expert” within the meaning of applicable SEC regulations. Mr. Kroske is community-minded and has been actively involved in a number of local professional organizations, including the South Carolina Society of Financial Analysts, Pleasantburg Sertoma (past President), and the Greenville Chapter of the American Cancer Society (past board member). He is currently a board member, Treasurer and Chairman of the Investment Committee of the Community Foundation of Greenville.

Roger D. Plemens, President and CEO of the Company, said, “We are very appreciative of the extraordinary contributions Stan has made during his tenure and will miss the guidance he has provided over the years. We are pleased to have Doug join our board and look forward to leveraging his extensive financial and capital markets knowledge. We believe Doug’s expertise will be an outstanding addition to the existing board skills.”

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”.

Entegra Bank now operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates loan production offices in Asheville, NC, Clemson, SC, and Duluth, GA. For further information, visit the Entegra’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to: the Company’s ability to implement aspects of its growth strategy; the financial success or changing conditions or strategies of the Company’s customers or vendors; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; and general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.